Exhibit (6)(g)

CONTINUANCE OF MANAGEMENT AGREEMENTS

Agreement made as of this 30th day of July 2020, by and between the entities listed on Appendix A (the “Funds”), and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), to be effective August 1, 2020.

WITNESSETH THAT:

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund ; and

WHEREAS, each Agreement terminates August 1, 2020 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at meetings held May 19-21, 2020, have approved each Agreement, as amended as set forth in Appendix B hereto, and its continuance until August 1, 2021 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement the parties hereto do hereby continue each Agreement in effect until August 1, 2021 and ratify and confirm the Agreements in all respects.

On behalf of the Nuveen Funds

Listed on Appendix A

By:	/s/ Gifford R. Zimmerman
Its:	Managing Director

NUVEEN FUND ADVISORS, LLC

By:	/s/ Christopher M. Rohrbacher
Managing Director

Appendix A

As of August 1, 2020

NUVEEN CLOSED-END FUNDS

TICKER SYMBOLS
Nuveen AMT-Free Municipal Credit Income Fund	NVG
Nuveen AMT-Free Municipal Value Fund	NUW
Nuveen AMT-Free Quality Municipal Income Fund	NEA
Nuveen Arizona Quality Municipal Income Fund	NAZ
Nuveen California AMT-Free Quality Municipal Income Fund	NKX
Nuveen California Municipal Value Fund 2	NCB
Nuveen California Municipal Value Fund, Inc.	NCA
Nuveen California Quality Municipal Income Fund	NAC
Nuveen California Select Tax-Free Income Portfolio	NXC
Nuveen Core Equity Alpha Fund	JCE
Nuveen Credit Opportunities 2022 Target Term Fund	JCO
Nuveen Credit Strategies Income Fund	JQC
Nuveen Diversified Dividend and Income Fund	JDD
Nuveen Dow 30SM Dynamic Overwrite Fund	DIAX
Nuveen Emerging Markets Debt 2022 Target Term Fund	JEMD
Nuveen Enhanced Municipal Value Fund	NEV
Nuveen Floating Rate Income Fund	JFR
Nuveen Floating Rate Income Opportunity Fund	JRO
Nuveen Georgia Quality Municipal Income Fund	NKG
Nuveen Global High Income Fund	JGH
Nuveen High Income 2020 Target Term Fund	JHY
Nuveen High Income 2023 Target Term Fund	JHAA
Nuveen High Income November 2021 Target Term Fund	JHB
Nuveen Intermediate Duration Municipal Term Fund	NID
Nuveen Intermediate Duration Quality Municipal Term Fund	NIQ
Nuveen Maryland Quality Municipal Income Fund	NMY
Nuveen Massachusetts Quality Municipal Income Fund	NMT
Nuveen Michigan Quality Municipal Income Fund	NUM
Nuveen Minnesota Quality Municipal Income Fund	NMS
Nuveen Missouri Quality Municipal Income Fund	NOM
Nuveen Mortgage and Income Fund	JLS
Nuveen Multi-Market Income Fund	JMM
Nuveen Municipal 2021 Target Term Fund	NHA
Nuveen Municipal Credit Income Fund	NZF
Nuveen Municipal High Income Opportunity Fund	NMZ
Nuveen Municipal Income Fund, Inc.	NMI
Nuveen Municipal Value Fund, Inc.	NUV
Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQX
Nuveen New Jersey Municipal Value Fund	NJV
Nuveen New Jersey Quality Municipal Income Fund	NXJ
Nuveen New York AMT-Free Quality Municipal Income Fund	NRK
Nuveen New York Municipal Value Fund 2	NYV
Nuveen New York Municipal Value Fund, Inc.	NNY
Nuveen New York Quality Municipal Income Fund	NAN
Nuveen New York Select Tax-Free Income Portfolio	NXN
Nuveen Ohio Quality Municipal Income Fund	NUO

Nuveen Pennsylvania Municipal Value Fund	NPN
Nuveen Pennsylvania Quality Municipal Income Fund	NQP
Nuveen Preferred & Income Opportunities Fund	JPC
Nuveen Preferred & Income Securities Fund	JPS
Nuveen Preferred and Income 2022 Term Fund	JPT
Nuveen Preferred and Income Term Fund	JPI
Nuveen Quality Municipal Income Fund	NAD
Nuveen Real Asset Income and Growth Fund	JRI
Nuveen Real Estate Income Fund	JRS
Nuveen S&P 500 Dynamic Overwrite Fund	SPXX
Nuveen S&P 500 Buy-Write Income Fund	BXMX
Nuveen Select Maturities Municipal Fund	NIM
Nuveen Select Tax-Free Income Portfolio 2	NXQ
Nuveen Select Tax-Free Income Portfolio 3	NXR
Nuveen Select Tax-Free Income Portfolio	NXP
Nuveen Senior Income Fund	NSL
Nuveen Short Duration Credit Opportunities Fund	JSD
Nuveen Taxable Municipal Income Fund	NBB
Nuveen Tax-Advantaged Dividend Growth Fund	JTD
Nuveen Tax-Advantaged Total Return Strategy Fund	JTA
Nuveen Virginia Quality Municipal Income Fund	NPV

NUVEEN OPEN-END FUNDS

NUVEEN MUNICIPAL TRUST
Nuveen All-American Municipal Bond Fund
Nuveen High Yield Municipal Bond Fund
Nuveen Intermediate Duration Municipal Bond Fund
Nuveen Limited Term Municipal Bond Fund
Nuveen Short Duration High Yield Municipal Bond Fund
Nuveen Strategic Municipal Opportunities Fund

NUVEEN MULTISTATE TRUST I
Nuveen Arizona Municipal Bond Fund
Nuveen Colorado Municipal Bond Fund
Nuveen Maryland Municipal Bond Fund
Nuveen New Mexico Municipal Bond Fund
Nuveen Pennsylvania Municipal Bond Fund
Nuveen Virginia Municipal Bond Fund

NUVEEN MULTISTATE TRUST II
Nuveen California Municipal Bond Fund
Nuveen California High Yield Municipal Bond Fund
Nuveen California Intermediate Municipal Bond Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund
Nuveen New Jersey Municipal Bond Fund
Nuveen New York Municipal Bond Fund

NUVEEN MULTISTATE TRUST III
Nuveen Georgia Municipal Bond Fund
Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund
Nuveen Tennessee Municipal Bond Fund

NUVEEN MULTISTATE TRUST IV
Nuveen Kansas Municipal Bond Fund
Nuveen Kentucky Municipal Bond Fund
Nuveen Michigan Municipal Bond Fund
Nuveen Missouri Municipal Bond Fund
Nuveen Ohio Municipal Bond Fund
Nuveen Wisconsin Municipal Bond Fund

NUVEEN INVESTMENT TRUST
Nuveen Equity Market Neutral Fund
Nuveen Large Cap Core Fund
Nuveen Large Cap Growth Fund
Nuveen Large Cap Value Fund
Nuveen NWQ Global Equity Income Fund
Nuveen NWQ Multi-Cap Value Fund
Nuveen NWQ Small-Cap Value Fund
Nuveen NWQ Large-Cap Value Fund
Nuveen NWQ Small/Mid-Cap Value Fund

NUVEEN INVESTMENT TRUST II
Nuveen Emerging Markets Equity Fund
Nuveen Equity Long/Short Fund
Nuveen International Growth Fund
Nuveen NWQ International Value Fund
Nuveen Santa Barbara Dividend Growth Fund
Nuveen Santa Barbara Global Dividend Growth Fund
Nuveen Santa Barbara International Dividend Growth Fund
Nuveen Winslow International Large Cap Fund
Nuveen Winslow International Small Cap Fund
Nuveen Winslow Large-Cap Growth Fund

NUVEEN INVESTMENT TRUST III
Nuveen Symphony High Yield Income Fund
Nuveen Symphony Floating Rate Income Fund

NUVEEN INVESTMENT TRUST V
Nuveen Global Real Estate Securities Fund
Nuveen Gresham Managed Futures Strategy Fund
Nuveen NWQ Flexible Income Fund
Nuveen Preferred Securities and Income Fund

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST
Municipal Total Return Managed Accounts Portfolio

NUVEEN INVESTMENT FUNDS, INC.
Nuveen Dividend Value Fund
Nuveen Global Infrastructure Fund
Nuveen Credit Income Fund
Nuveen Large Cap Select Fund
Nuveen Mid Cap Growth Opportunities Fund
Nuveen Mid Cap Value Fund
Nuveen Minnesota Intermediate Municipal Bond Fund
Nuveen Minnesota Municipal Bond Fund
Nuveen Nebraska Municipal Bond Fund
Nuveen Oregon Intermediate Municipal Bond Fund
Nuveen Real Asset Income Fund
Nuveen Real Estate Securities Fund
Nuveen Short Term Municipal Bond Fund
Nuveen Small Cap Growth Opportunities Fund
Nuveen Small Cap Select Fund
Nuveen Small Cap Value Fund
Nuveen Strategic Income Fund

NuSHARES ETF TRUST
Nuveen Enhanced Yield U.S. Aggregate Bond ETF (NUAG)
Nuveen Short-Term REIT ETF (NURE)
Nuveen ESG Large-Cap Growth ETF (NULG)
Nuveen ESG Large-Cap Value ETF (NULV)
Nuveen ESG Mid-Cap Growth ETF (NUMG)
Nuveen ESG Mid-Cap Value ETF (NUMV)
Nuveen ESG Small-Cap ETF (NUSC)
Nuveen Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF (NUSA)
Nuveen ESG Emerging Markets Equity ETF (NUEM)
Nuveen ESG International Developed Markets Equity ETF (NUDM)
Nuveen ESG U.S. Aggregate Bond ETF (NUBD)
Nuveen ESG Large-Cap ETF (NULC)